As filed with the Securities and
Exchange Commission on September 28, 1999
                                      Registration No. 333-____
______________________________________________________________

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549
                     ______________________

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                     _______________________

                 INTERACTIVE INTELLIGENCE, INC.
     (Exact name of registrant as specified in its charter)

               INDIANA                           35-1933097
    (State or other jurisdiction             (I.R.S. Employer
  of incorporation or organization)         Identification No.)

     8909 PURDUE ROAD, SUITE 300                    46268
        INDIANAPOLIS, INDIANA                    (Zip Code)
 (Address of Principal Executive Offices)

                 INTERACTIVE INTELLIGENCE, INC.
          1995 INCENTIVE STOCK OPTION PLAN, AS AMENDED

                 INTERACTIVE INTELLIGENCE, INC.
          1995 NONSTATUTORY STOCK OPTION INCENTIVE PLAN

                 INTERACTIVE INTELLIGENCE, INC.
              1999 STOCK OPTION AND INCENTIVE PLAN

                 INTERACTIVE INTELLIGENCE, INC.
         OUTSIDE DIRECTORS STOCK OPTION PLAN, AS AMENDED

  STOCK OPTION AGREEMENT BETWEEN INTERACTIVE INTELLIGENCE, INC.
                    AND DONALD E. BROWN, M.D.

  STOCK OPTION AGREEMENT BETWEEN INTERACTIVE INTELLIGENCE, INC.
                      AND JON ANTON, D.SC.

  STOCK OPTION AGREEMENT BETWEEN INTERACTIVE INTELLIGENCE, INC.
                    AND MICHAEL P. CULLINANE
                    (Full title of the plans)


                          JOHN R. GIBBS
                    EXECUTIVE VICE PRESIDENT
                        8909 PURDUE ROAD
                            SUITE 300
                  INDIANAPOLIS, INDIANA  46268
             (Name and address of agent for service)

                         (317) 872-3000
  (Telephone number, including area code, of agent for service)

                            COPY TO:
                       JAMES A. ASCHLEMAN
                         BAKER & DANIELS
              300 NORTH MERIDIAN STREET, SUITE 2700
                INDIANAPOLIS, INDIANA 46204-1782
                         (317) 237-0300

                 CALCULATION OF REGISTRATION FEE

                            Proposed    Proposed
   Title of      Amount      maximum     maximum
  Securities     to be      offering    aggregate     Amount of
     to be     registered   price per   offering    registration
  registered      (1)       share (2)    price (2)         fee

Common
Stock, $0.01
par value    5,863,704(3) $25.75(4) $150,990,378(4) $41,975.33(4)

(1) Pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also registers additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.
(2) It is impracticable to state the maximum offering price. For example, shares offered pursuant to incentive stock options granted under the 1999 Stock Option and Incentive Plan and Outside Directors Stock Option Plan are to be offered at not less than the fair market value of one share of Common Stock of Interactive Intelligence, Inc. on the date the options are granted.
(3) Pursuant to this Registration Statement, of the 5,863,704 shares of Common Stock registered hereby, 1,864,704 of such shares are registered for issuance under the 1995 Incentive Stock Option Plan, 1,500 of such shares are registered for issuance under the 1995 Nonstatutory Stock Option Incentive Plan, 3,750,000 of such shares are registered for issuance under the 1999 Stock Option and Incentive Plan, 150,000 of such shares are registered for issuance under the Outside Directors Stock Option Plan, 67,500 of such shares are registered for issuance under the Stock Option Agreement between the Registrant and Donald E. Brown, M.D., 15,000 of such shares are registered for issuance under the Stock Option Agreement between the Registrant and Jon Anton, D.Sc., and 15,000 of such shares are registered for issuance under the Stock Option Agreement between Registrant and Michael P. Cullinane.
(4) Estimated solely for purposes of calculating the registration fee and computed in accordance with Rule 457(c) and (h) under the Securities Act using the average of the high and low sale prices of the Common Stock as reported by the NASDAQ National Market System on September 24, 1999, which was $25.75 per share.

                             PART I

        INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

             Information required by Part I of Form S-8 to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

             The Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act (Registration No. 333-79509) and the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated September 17, 1999 filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description, are incorporated herein by reference. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year for which audited financial statements are contained in the Rule 424(b) prospectus described above are incorporated herein by reference. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents with the Commission. The Company will promptly provide without charge to each person to whom a prospectus is delivered, a copy of any or all information that has been incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information), upon the written or oral request of such person directed to the Secretary of the Company at its principal offices, 8909 Purdue Road, Suite 300, Indianapolis, Indiana 46268, (317) 872-3000.

ITEM 4.  DESCRIPTION OF SECURITIES.

             Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

             Not Applicable.


ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

             The Indiana Business Corporation Law provides that a corporation, unless limited by its articles of incorporation, is required to indemnify its directors and officers against reasonable expenses incurred in the successful defense of any proceeding arising out of their serving as a director or officer of the corporation.

             As permitted by the Indiana Business Corporation Law, the Registrant's Restated Articles of Incorporation provide for indemnification of directors, officers, employees and agents of the Registrant against any and all liability and reasonable expense that may be incurred by them, arising out of any claim or action, civil, criminal, administrative or investigative, in which they may become involved by reason of being or having been a director, officer, employee or agent. To be entitled to indemnification, those persons must have been wholly successful in the claim or action or the board of directors must have determined, based upon a written finding of legal counsel or another independent referee, or a court of competent jurisdiction must have determined, that such persons acted in good faith in what they reasonably believed to be the best interest of the Registrant (or at least not opposed to its best interests) and, in addition, in any criminal action, had reasonable cause to believe their conduct was lawful (or had no reasonable cause to believe that their conduct was unlawful). The Restated Articles of Incorporation authorize the Registrant to advance funds for expenses to an indemnified person, but only upon receipt of an undertaking that he or she will repay the same if it is ultimately determined that such party is not entitled to indemnification.

             The Registrant also has an Indemnity Agreement with each of its directors and executive officers. The standard for indemnification under the Indemnity Agreement is substantially the same as under the Registrant's Restated Articles of Incorporation. The Indemnity Agreement, however, provides for mandatory advancement of expenses if the indemnitee provides the Registrant with a written affirmation of the indemnitee's good faith belief that he or she is entitled to indemnification and a written undertaking to repay the advance if it is ultimately determined that the indemnitee is not entitled to indemnification. The undertaking need not be secured. The Indemnity Agreement also provides for mandatory advancement of expenses in derivative actions on behalf of the Registrant against an indemnitee.

             The rights of indemnification provided by the Restated Articles of Incorporation and the Indemnity Agreements are not exhaustive and are in addition to any rights to which a director or officer may otherwise be entitled by contract or as a matter of law. Irrespective of the provisions of the Restated Articles of Incorporation and the Indemnity Agreements, the Registrant may, at any time and from time to time, indemnify directors, officers, employees and other persons to the full extent permitted by the provisions of applicable law at the time in effect, whether on account of past or future transactions.

             In addition, the Registrant has a directors' and officers' liability and company reimbursement policy that insures against certain liabilities under the Securities Act, subject to applicable retentions.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

             Not Applicable.


ITEM 8.  EXHIBITS.

             The list of Exhibits is incorporated herein by reference to the Index to Exhibits.


ITEM 9.  UNDERTAKINGS.

             The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or
                 sales are being made, a post-effective amendment to this registration statement:

                 (i)  To include any prospectus required by
                      section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or
                      events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 Provided, however, that paragraphs (1)(i) and
                 (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any
                 liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-
                 effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

             Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on September 24, 1999.

                                  INTERACTIVE INTELLIGENCE, INC.


                                  By:  /S/ DONALD E. BROWN, M.D.
                                        Donald E. Brown, M.D.
                                        Chairman, President and
                                        Chief Executive Officer


                        POWER OF ATTORNEY

            Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of Donald E. Brown, M.D. and John R. Gibbs, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the registrant deems appropriate, and appoints each of Donald E. Brown, M.D. and John R. Gibbs, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

SIGNATURE                   TITLE                       DATE
/S/ DONALD E. BROWN, M.D.   Chairman, President, Chief  September 24, 1999
                            Executive Officer and
                            Director (Principal
                            Executive Officer)
Donald E. Brown, M.D.


/S/ JOHN R. GIBBS           Executive Vice President    September 24, 1999
                            and Director
John R. Gibbs


/S/ MICHAEL J. TAVLIN       Chief Financial Officer     September 24, 1999
                            (Principal Financial
                            Officer)
Michael J. Tavlin


/S/ KEITH A. MIDKIFF         Vice President of Finance  September 24, 1999
                             and Controller (Principal
                             Accounting Officer)
Keith A. Midkiff


/S/ ROBERT A. COMPTON        Director                    September 24, 1999
Robert A. Compton


/S/ JON ANTON, D.SC.         Director                    September 24, 1999
Jon Anton, D.Sc.


/s/ MICHAEL P. CULLINANE     Director                    September 24, 1999
Michael P. Cullinane

                      INDEX TO EXHIBITS

Exhibit
   NO.              DESCRIPTION OF EXHIBIT

4.1 Restated Articles of Incorporation of the Registrant. (The copy of this Exhibit filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-79509) is incorporated herein by reference.)
4.2                 By-Laws of the Registrant, as amended to
                    date.   (The copy of this Exhibit filed as
                    Exhibit 3.2 to the Company's Registration
                    Statement on Form S-1 (Registration No.
                    333-79509) is incorporated herein by
                    reference.)
4.3 Interactive Intelligence, Inc. 1995 Incentive Stock Option Plan, as amended. (The copy of this Exhibit filed as Exhibit 10.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-79509) is incorporated herein by reference.)
4.4 Interactive Intelligence, Inc. 1995 Nonstatutory Stock Option Incentive Plan. (The copy of this Exhibit filed as Exhibit
                    10.2 to the Company's Registration Statement on Form S-1 (Registration No. 333-79509) is incorporated herein by reference.)
4.5 Interactive Intelligence, Inc. 1999 Stock Option and Incentive Plan. (The copy of this Exhibit filed as Exhibit 10.3 to the Company's Registration Statement on Form S-1 (Registration No. 333-79509) is incorporated herein by reference.)
4.6 Interactive Intelligence, Inc. Outside Directors Stock Option Plan, as amended.
                    (The copy of this Exhibit filed as Exhibit
                    10.4 to the Company's Registration Statement on Form S-1 (Registration No. 333-79509) is incorporated herein by reference.)
4.7 Stock Option Agreement between Interactive Intelligence, Inc. and Donald E. Brown, M.D., dated September 22, 1998. (The copy of this Exhibit filed as Exhibit 10.14 to the Company's Registration Statement on Form S-1 (Registration No. 333-79509) is incorporated herein by reference.)
4.8 Stock Option Agreement between Interactive Intelligence, Inc. and Jon Anton, D.Sc., dated May 26, 1999. (The copy of this Exhibit filed as Exhibit 10.21 to the Company's Registration Statement on Form S-1 (Registration No. 333-79509) is incorporated herein by reference.)
4.9 Stock Option Agreement between Interactive Intelligence, Inc. and Michael P. Cullinane, dated May 26, 1999. (The copy of this Exhibit filed as Exhibit 10.22 to the Company's Registration Statement on Form S-1 (Registration No. 333-79509) is incorporated herein by reference.)
5 Opinion of Baker & Daniels, counsel for Registrant, as to the legality of the securities being registered.
23.1                Consent of Ernst & Young LLP.
23.2 Consent of Baker & Daniels (included in the Baker & Daniels Opinion filed as Exhibit 5).
24 Powers of Attorney (included on the Signature Page of the Registration Statement).